As filed with the Securities and Exchange Commission on November 30, 2004
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	13-2857434 (I.R.S. Employer Identification No.)

One Computer Associates Plaza
Islandia, New York 11749-7000
(Address of principal executive offices)
THE SOFTWARE DEVELOPER’S COMPANY, INC. 1994 STOCK PLAN, AS AMENDED
NETEGRITY, INC. 1997 STOCK OPTION PLAN
NETEGRITY, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED AS OF AUGUST 8, 2001
NETEGRITY, INC. 2001 INTERIM GENERAL STOCK INCENTIVE PLAN
NETEGRITY, INC. 2002 EMPLOYEE RETENTION GENERAL INCENTIVE PLAN
NETEGRITY, INC. 2002 GENERAL STOCK INCENTIVE PLAN
NETEGRITY, INC. 2004 STOCK INCENTIVE PLAN
(Full title of Plans)
Kenneth V. Handal, Esq.
Executive Vice President and General Counsel
Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749
(631) 342-6000
(Name, address and telephone number of agent for service)

Copies to:
James C. Morphy, Esq.
Keith A. Pagnani, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Plans/Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered(1)	Registered(2)	Per Share(3)	Offering Price	Fee
Common Stock, par value $0.10 per share, together with associated right to purchase shares of Series One Junior Participating Preferred Stock, Class A, without par value under:
The Software Developer’s Company, Inc. 1994 Stock Plan, as amended	172,400 shares	$23.73	$4,091,052.00	$518.34
Netegrity, Inc. 1997 Stock Option Plan	231,000 shares	$23.76	$5,488,560.00	$695.40
Netegrity, Inc. 2000 Stock Incentive Plan, as amended as of August 8, 2001	705,000 shares	$17.96	$12,661,800.00	$1,604.25
Netegrity, Inc. 2001 Interim General Stock Incentive Plan	159,500 shares	$27.99	$4,464,405.00	$565.64
Netegrity, Inc. 2002 Employee Retention General Incentive Plan	54,700 shares	$24.88	$1,360,936.00	$172.43
Netegrity, Inc. 2002 General Stock Incentive Plan	84,000 shares	$17.45	$1,465,800.00	$185.72
Netegrity, Inc. 2004 Stock Incentive Plan	28,700 shares	$18.53	$531,811.00	$67.38
Total	1,435,300 shares		$30,064,364.00	$3,809.16

(1)	Rights are attached to and trade with the Registrant’s Common Stock and are issued for no additional consideration. The value attributable to Rights, if any, is reflected in the market price of the Common Stock. No additional registration fee is required.

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock.

(3)	Based on the volume-weighted average price at which the options under each Plan may be exercised in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS
NETEGRITY, INC. 2004 STOCK INCENTIVE PLAN
NETEGRITY, INC. 2002 GENERAL STOCK INCENTIVE PLAN
NETEGRITY, INC. 2002 EMPLOYEE RETENTION GENERAL INCENTIVE PLAN
NETEGRITY, INC. 2001 INTERIM GENERAL STOCK INCENTIVE PLAN
NETEGRITY, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED AS OF AUGUST 8, 2001
NETEGRITY, INC. 1997 STOCK OPTION PLAN
THE SOFTWARE DEVELOPER'S COMPANY, INC. 1994 STOCK PLAN, AS AMENDED
OPINION OF ROBERT B. LAMM, ESQ.
ACCOUNTANTS ACKNOWLEDGEMENT LETTER
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Computer Associates International, Inc. (the “Registrant”) hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s annual report on Form 10-K for its fiscal year ended March 31, 2004;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since March 31, 2004;

(c) The description of the Registrant’s common stock, par value $0.10 per share, outlined in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Registrant’s Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the “Securities Act”).

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant’s annual report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such annual report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Robert B. Lamm, who rendered the opinion as to the legality of the Registrant’s common stock to be issued pursuant to this registration statement, is employed by the Registrant as Senior Vice President–Corporate Governance and Secretary. Mr. Lamm is the beneficial owner of options to purchase 26,500 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTH of the Registrant’s Restated Certificate of Incorporation, as amended, provides:

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant’s Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of a director’s duty of care.

     The Registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant’s Restated Certificate of Incorporation, as amended.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See the Index to Exhibits attached hereto.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islandia, County of Suffolk and the State of New York, on the 30th day of November, 2004.

COMPUTER ASSOCIATES
INTERNATIONAL, INC.

By	/s/ Jeff Clarke

Name: Jeff Clarke
Title: Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Kenneth V. Handal and Robert B. Lamm, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of November, 2004:

Signature	Title
/s/ Lewis S. Ranieri Lewis S. Ranieri	Non-Executive Chairman of the Board of Directors

/s/ Kenneth D. Cron Kenneth D. Cron	Interim Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeff Clarke Jeff Clarke	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas Robinson Douglas Robinson	Senior Vice President and Corporate Controller (Principal Accounting Officer)

John Swainson	President, Chief Executive Officer-elect and Director

/s/ Russell M. Artzt Russell M. Artzt	Executive Vice President and Director

Alfonse M. D’Amato	Director

Gary J. Fernandes	Director

/s/ Robert E. La Blanc Robert E. La Blanc	Director

/s/ Jay W. Lorsch Jay W. Lorsch	Director

Signature	Title
/s/ Walter P. Schuetze Walter P. Schuetze	Director

Laura S. Unger	Director

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Provisions of the Registrant’s Restated Certificate of Incorporation, dated February 3, 1999, that define the rights of security holders of the Registrant (incorporated by reference to Exhibit 3(I) to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998).*

4.2	Provisions of the Registrant’s By-laws, as amended effective November 18, 2004, that define the rights of security holders of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated November 24, 2004).*

4.3	Rights Agreement dated as of June 18, 1991, between the Registrant and Manufacturers Hanover Trust Company (the “Rights Agreement”) (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K dated June 18, 1991).*

4.4	Amendment No. 1 dated May 17, 1995, to the Rights Agreement (incorporated by reference to Exhibit C to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1995).*

4.5	Amendment No. 2 dated May 23, 2001, to the Rights Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001).*

4.6	Amendment No. 3 dated November 9, 2001, to the Rights Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2001).*

4.7	Netegrity, Inc. 2004 Stock Incentive Plan.

4.8	Netegrity, Inc. 2002 General Stock Incentive Plan.

4.9	Netegrity, Inc. 2002 Employee Retention General Incentive Plan.

4.10	Netegrity, Inc. 2001 Interim General Stock Incentive Plan.

4.11	Netegrity, Inc. 2000 Stock Incentive Plan, as amended as of August 8, 2001.

4.12	Netegrity, Inc. 1997 Stock Option Plan.

4.13	The Software Developer’s Company 1994 Stock Plan, as amended.

Exhibit
Number	Description
5	Opinion of Robert B. Lamm, Esq. as to the legality of securities being offered hereunder.

15	Accountants Acknowledgement Letter.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Robert B. Lamm, Esq. (contained in his Opinion in Exhibit 5 hereto).

24	Power of Attorney (set forth on the signature page).

*	Incorporated by reference.